EXHIBIT 10.6

FORM OF

REAL ESTATE LICENSE AGREEMENT

This REAL ESTATE LICENSE AGREEMENT (this "License Agreement") is made as of the [        ] of [            ] 2007, between EMC Corporation, a Massachusetts corporation having its principal office at 176 South Street, Hopkinton, Massachusetts ("Licensor"), and VMware, Inc., a Delaware corporation having its principal office at 3401 Hillview, Drive Palo Alto, California ("Licensee").

WITNESSETH:

WHEREAS, by those certain lease agreements set forth on Schedule I annexed hereto and incorporated herein (the "Leases" and individually "Lease"), Licensor did hire and lease those certain spaces more particularly described in the Leases (the "Premises") and is the current holder of the leasehold estates created thereby;

WHEREAS, the parties desire, by this License Agreement, to provide for the licensing by Licensor to Licensee of the right to use and occupy certain spaces as set forth in Schedule II annexed hereto and made a part hereof (each space to be referred to herein as a "License Area" and collectively the "License Areas"), each of which is located in the Premises as set forth in the related Leases; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. License.

(a) Licensor hereby grants to Licensee a license (the "License") to use and occupy the License Areas and rights of access thereto for the purposes hereinafter provided along with the right to use all equipment, furniture and fixtures, including communications and information systems equipment, cabling and appurtenant items that are owned by Licensor and located in the License Areas as of the "Commencement Date" (as such term is defined hereafter), for the applicable "License Period" (as such term is defined in paragraph 2 hereof). In connection with its use of each License Area and to the extent applicable, Licensee shall also have the non-exclusive right to use (a) in common with Licensor and the other occupants of the building in which the Premises are located, the common areas outside the Premises that Licensor has the right to use and (b) in common with the Licensor and the other occupants of the Premises, the hallways, stairways, elevators, restrooms, kitchens, break rooms, photocopy rooms, facsimile rooms, conference rooms and other areas of the Premises (including the equipment and supplies located therein) that may be reasonably necessary for Licensee’s use of the Premises, except those areas that Licensor may reasonably designate as private.

(b) Licensee has inspected and is familiar with the License Areas and accepts same and the contents thereof in their "as is" condition as of the Commencement Date. Licensor shall not be required to perform any work or furnish any materials in order to prepare the License Areas for Licensee’s occupancy.

(c) The License Areas shall be defined as (i) Commingled and (ii) Demised License Areas. The Commingled License Area shall mean a License Area that is occupied by both Licensor and Licensee with no physical segregation by walls or partitions. The Demised License Areas shall mean a License Area that is physically segregated by walls or partitions for the purpose of Licensee’s sole and exclusive occupancy.

2. License Period.

(a) The License Period for each License Area shall commence on [            ] [    ], 2007(the "Commencement Date") and, subject to the provisions of subparagraphs (b) and (c) below (as and to the extent applicable), shall expire (subject to sooner termination as hereinafter provided) at 11:59 P.M. on the date (the "Expiration Date’) that is one (1) day prior to the expiration date of the term of the related Lease covering the related License Area, unless sooner terminated pursuant to any term or provision hereof or pursuant to law. For the avoidance of doubt, Schedule [X] annexed hereto and incorporated herein sets forth the license periods for each License Area.

(b) Notwithstanding the provisions of Paragraph (a) above, Licensee shall have the right to terminate this License Agreement as to an existing Commingled License Area by delivery to Licensor of written notice delivered not less than three (3) months prior to the desired early termination date as to such Commingled License Area.

(c) In the event the term of a Lease covering a License Area shall sooner terminate in accordance with the provisions thereof (e.g., by reason of casualty or condemnation, and the landlord under the Lease shall exercise a right of termination contained in the Lease, or Licensor, as the tenant thereunder shall exercise a right of termination thereunder), the License Period for the License Area shall automatically terminate on the date of such termination of such Lease. Licensor shall give Licensee reasonable prior notice of any such termination.

(d) Licensor will provide the Licensee with prior written notice of its intent to enter into an amendment to any Lease which will increase Licensee’s obligations or surrender Licensee’s rights hereunder or have a material adverse effect on Licensee’s occupancy of the related License Area covered thereby or Licensee’s permitted use of such License Area. Upon such notice, Licensee will be obligated to inform Licensor whether it intends to occupy the Licensed Area during the amended term.

3. License Fee. Licensee shall pay a license fee for the License Areas at rates, in the manner, and on the dates set forth in Schedule III annexed hereto and made a part hereof (the "License Fee"). Except as provided herein to the contrary or as set forth in Schedule III, the License Fee payable for a particular License Area shall be equal to Licensor’s costs in occupying, maintaining and using the Premises in the related Lease ("Cost of Occupancy") divided by the number of Licensor (including any subsidiary or affiliate including Licensee) employees, agents, and/or representatives occupying the Premises multiplied by the number of Licensee employees, agents, and/or representative (collectively, “Licensee Personnel”) occupying the Premises in the related License Area; provided, however, that the Licensor shall not charge Licensee a higher Cost of Occupancy than it charges any other groups or departments within Licensor for Occupancy Costs in a Premises. Licensor, in its sole and absolute discretion, shall determine its Cost of Occupancy based on principles consistent with Generally Accepted Accounting Principles (GAAP) or other commercially reasonable standard consistent with accounting practices used in similar buildings the License Area is located in. Licensee or its authorized representative shall have the right, during business hours and with prior written notice, to inspect such books of Licensor at Licensor’s facilities that relate to the calculation of the Costs of Occupancy, for the purpose of verifying the costs included in the Cost of Occupancy. Licensee shall comply with any confidentiality requirements imposed by Licensor in connection with such inspection (including but not limited to the execution and delivery of a confidentiality agreement reasonably acceptable to Licensor). Licensee shall be entitled to one inspection per calendar year and all costs associated with such inspection shall be borne by Licensee. Licensor and Licensee shall work together reasonably and in good faith to equitably resolve any amounts that Licensee may question. The number of Licensor Personnel and Licensee Personnel occupying each License Area shall be determined in a fair, equitable and consistent manner as of the end of each month (or such other time period as agreed to by Licensor and Licensee) during the term of this License Agreement.

4. Services. Licensee acknowledges that in some of locations of the License Areas, a third-party landlord provides services to such locations. Licensor shall reasonably cooperate with Licensee so as to enable Licensee to obtain such services, but the foregoing shall not require Licensor to institute any action or proceeding against a landlord. To the extent that any services to a License Area has been supplied directly by Licensor, then Licensor shall continue to provide such services to such License Area during the related License Period and Licensee shall be responsible for its pro rata share of Licensor’s out-of-pocket costs in connection therewith. Licensor shall provide such services to such License Area in substantially the same manner and quality as Licensor has provided the same to the License Area prior to the Commencement Date or in substantially the same manner and quality as Licensor provides such services to itself. Licensor hereby grants to Licensee the right to receive all of the services and benefits with respect to the License Areas which are to be provided by the related landlord under the Leases. Notwithstanding the foregoing, although the parties contemplate that the landlords will, in fact, perform their obligations under the Leases, but, in the event of any default or failure of such performance by any of the landlords, Licensor will, upon the specific written request of Licensee, make demand upon such landlord(s) to perform its obligations under the related Lease.

5. Uses. Licensee shall only use and occupy a License Area as permitted as a permitted use under the related Lease and for no other purpose except (and only to the extent permitted under the terms of the related Leases) as may be reasonably agreed upon in writing by Licensor and Licensee. Nothing in this paragraph shall require Licensee to use and occupy a License Area, except to the extent Licensor is required to use or occupy same under the terms of the related Lease.

6. Compliance with Law; Observance of Lease Provisions.

(a) To the extent required of the tenant under a related Lease, Licensee shall promptly comply with all present and future applicable laws and regulations of all state, Federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of any Board of Fire Underwriters or any similar body (all of the foregoing being hereinafter collectively referred to as "Laws") having jurisdiction which shall impose any violation, order or duty upon Licensor, any landlord of Licensor or Licensee with respect to the related License Area, to the extent only, however, that such compliance relates to Licensee’s manner of use of the related License Area as opposed to the mere use for the purposes herein permitted.

(b) To the extent that for a related License Area, the Licensee is not required to comply with any Laws pursuant to subparagraph (a) above, Licensor shall (to the extent required under a related Lease) comply with such Laws applicable to the related License Area or, if applicable, Licensor shall exercise reasonable efforts to require its third-party landlord to comply with such Laws (to the extent such compliance is the obligation of such landlord under the terms of the related Lease to Licensor).

(c) To the extent required under a related Lease, Licensor shall obtain the consent of the related landlord for Licensee to license the related License Area. Licensor shall promptly be reimbursed by Licensee for any actual costs incurred by Licensor in obtaining such consents from the landlord.

(d) Licensee shall not violate applicable provisions of any Lease governing the manner of use of the related License Area, the use of building elevators, building common areas, and similar provisions, so as not to cause a default thereunder.

(e) This License Agreement is subject to, and Licensee accepts this License Agreement subject to all the terms, covenants, provisions, conditions and agreements contained in the Leases and the matters to which the related landlords are subject and subordinate, all of which are made a part of this License Agreement as though fully set forth herein as if Licensee were the Tenant named therein and Licensor were the landlord named therein. This License Agreement shall also be subject to, and Licensee accepts this License Agreement also subject to, any amendments and supplements to the Leases hereafter made between any landlord and Licensor provided the same do not limit the rights or expand the obligations of Licensee hereunder in any material respect. Licensee covenants and agrees (i) to perform, observe and be bound by each and every covenant, condition and provision of the related Leases as applicable to the related License Area (including the Building rules and regulations) and (ii) that Licensee will not do or cause to be done or suffer or permit its agents or employees to do any act or thing to be done which would or might cause the landlord or the rights of Licensor as tenant thereunder to any Lease be cancelled, terminated or forfeited or make Licensor liable for any damages, claim or penalty. Licensor (A) will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause a Lease or the rights of Licensee thereunder (through this License Agreement) to be cancelled, terminated or forfeited or make Licensee liable for damages, claims or penalty, (B) will not voluntarily terminate a Lease without the prior consent of Licensee and (C) shall deliver to Licensee promptly upon receipt or delivery copies of all default notices under a Lease sent or received by Licensor.

(f) In the event Licensee is in default under any of the terms of this Agreement and such default is not cured, Licensor shall have the same rights and remedies against Licensee as are available to the related landlord against Licensor for that particular License Area and Licensor shall have the right enter such Licensed Area and cure the same at the sole cost and expense of Licensee.

7. Repairs. Licensee, throughout the License Period, shall take good care of the License Areas and the fixtures and appurtenances therein as required of the tenant pursuant to the terms of the related Leases. In the event a particular Lease is silent on Licensor’s obligations to repair, then in addition to Licensee taking good care of the related License Area and the fixtures and appurtenances, Licensee, for that particular License Area, shall also be responsible for the cost to repair any damage other than damage from the elements, fire or other casualty to the building of such License Area forms a part or caused by Licensor or a third-party landlord or their respective, agents, employees, sublessees, licensees (other than Licensee) or invitees. Licensor shall make, or exercise reasonable efforts to cause to be made by such related landlord responsible for such repairs, all necessary structural and other repairs (for which Licensee is not responsible pursuant to the provisions hereof) to the License Area.

8. Damage and Destruction.

(a) Neither Licensor nor Licensee shall have any responsibility to each other in the event of any damage to or theft of any equipment or property of the other party except if caused by the gross negligence or willful misconduct of such party, and the party incurring such loss shall look to its own insurance coverage, if any, for recovery in the event of any such damage, loss or theft.

(b) If a License Area is destroyed or damaged by fire or other casualty, the License Fee as to such License Area shall abate (entirely if all or substantially all of the License Area is damaged and rendered untenantable and proportionately if only a portion of the License Area is damaged and rendered untenantable, in both cases only to the extent that Licensor’s rent under the Lease is also abated) from the date of the casualty to the date by which (as provided in the Lease covering the License Area) the related landlord or Licensor shall have repaired and restored the License Area or damaged portion thereof (but not Licensee’s property and equipment therein) to substantially the same condition it was in prior to the occurrence of such casualty. If the casualty or damage occasioned to the License Area, or to the Premises covered by the related Lease, of which the damaged License Area forms a part, shall be so extensive as to entitle either or both of the landlord and Licensor to terminate the Lease, and either such landlord or Licensor shall terminate the Lease therefor in accordance with the terms thereof, then this License Agreement with respect to the License Area shall automatically terminate on the Lease termination date, as provided in paragraph 2(b) hereof.

(c) In the event of the occurrence of a casualty or condemnation which affords Licensor a right under the Lease to terminate the Lease by reason of such casualty or condemnation, then Licensee shall have the exclusive right to determine whether to exercise such right of termination in its sole and absolute discretion.

9. Insurance/Indemnity.

(a) To the extent carrying such insurance is not Licensor’s responsibility under another agreement between Licensor and Licensee, Licensee shall maintain in full force and effect throughout the related License Periods with respect to the related License Area the insurance (other than property insurance as to alterations in the Premises or equipment owned by Licensor in the Premises, which insurance Licensor shall carry) required to be maintained by Licensor under the related Lease. Upon request by Licensor, if Licensee carries such insurance separate from Licensor, Licensee shall provide evidence of such insurance to Licensor in accordance with the requirements of the related Lease.

(b) Indemnification of Licensor. Per each License Area, Licensee shall owe the same indemnification obligations to Licensor as set forth in the Lease covering such License Area as if the words "Owner" or "Landlord" and "Tenant "or "Lessee" or words of similar import, wherever the same appear in the related Lease pertaining to indemnification were construed to mean, respectively, "Licensor" and "Licensee". To the extent a Lease is silent on the indemnification obligations running from the "Tenant" to "Landlord", then for that related License Area, Licensee shall indemnify, defend and hold Licensor, and any partner, officer, agent, employee and director of Licensor (the "Licensor Indemnitees") harmless from and shall defend the Licensor Indemnitees against all claims made or judicial or administrative actions filed which allege that any one of the Licensor Indemnitees is liable to the claimant (other than to the extent caused by or arising from a Licensor Indemnitee’s gross negligence or willful misconduct) by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about the License Area or the Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of, the License Area or the Premises, if caused by any act or omission of Licensee or its agents, partners, contractors, employees, permitted assignees, licensees, sublessees, invitees or any other person or entity for whose conduct Licensee is legally responsible, (ii) violation by Licensee of any contract or agreement to which Licensee is a party in each case affecting the License Area or the occupancy or use thereof by Licensee, (iii) violation of or failure to observe or perform any condition, provision or agreement of this License Agreement on Licensee’s part to be observed or performed hereunder, and (iv) Licensee’s manner of use and occupancy of the License Area, except to such extent that any such claim arises from the gross negligence or willful misconduct of Licensor. Licensor shall similarly indemnify, defend and hold Licensee, and any partner, officer, agent, employee and director of Licensee (the "Licensee Indemnitees") harmless from and shall defend the Licensee Indemnitees against all claims made or judicial or administrative actions filed which allege that any one of the Licensee Indemnitees is liable to the claimant (other than to the extent caused by or arising from a Licensee Indemnitee’s negligence or willful misconduct) by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about the Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of, the Premises, if caused by any negligent act or willful misconduct of Licensor or its agents, partners, contractors, employees, permitted assignees, licensees, sublessees, invitees or any other person or entity for whose conduct Licensor is legally responsible (other than Licensee), (ii) violation by Licensor of any contract or agreement to which Licensor is a party in each case affecting the Premises or the occupancy or use thereof by Licensor and (iii) violation of or failure to observe or perform any condition, provision or agreement of this License Agreement on Licensor’s part to be observed or performed hereunder. In addition, and to the extent applicable, if Licensor is the beneficiary of an indemnity or release from the landlord under a Lease, Licensor shall use commercially reasonable efforts to similarly indemnify or release Licensee, to the extent Licensor actually receives the benefit of such indemnity or release.

10. Assignment; Sublicensing. The License granted hereby is personal to Licensee and shall not be assigned nor shall Licensee sublicense or otherwise permit or suffer the occupancy of any/all License Area(s) by any third party without first obtaining the prior written consent of Licensor and if required by the related Lease, the landlord. Notwithstanding the foregoing, Licensee may, without Licensor’s prior written consent and without constituting an assignment or sublicense hereunder, assign this License Agreement or sublicense any of the License Areas to (a) an entity controlling, controlled by or under common control with Licensee or (b) a successor entity related to Licensee by merger, consolidation or reorganization, unless such entity is a competitor of Licensor.

11. Alterations; Restoration.

(a) Commingled Space. In the event that all or a part of a License Area is not physically segregated by demising walls from Licensor to space:

(i)	No alterations may be made by Licensee to the License Area without first obtaining (A) the prior written consent of Licensor, which may be withheld in its sole discretion and (B) if required by the related Lease, the prior written consent of the related landlord of such Lease(which Licensor shall request from such landlord). All such alterations shall be at Licensee’s sole cost and expense.

(ii)	Licensor, at the time of giving consent to any alterations by Licensee, shall notify Licensee if any such alterations must be removed and the License Area restored, at the expiration or sooner termination of the applicable License Period.

(iii)	If Licensor employs facilities personnel at the Commingled Space, Licensor will reasonably cooperate with Licensee to coordinate such requested alternations. Any costs associated with making such alterations, including, but limited to, construction or increased operating costs shall be borne by Licensee.

(b) Demised Space. In the event that a License Area is physically segregated by demising walls from the Licensor’s space:

(i)	Licensee may make any alterations to the License Area to the extent permitted by (and in accordance with) the terms of the related Lease, provided that Licensee obtains the prior written consent thereto of Licensor which shall not be unreasonably withheld, conditioned or delayed.

(ii)	In the event Licensee shall desire to make any alterations to the License Area, Licensee shall provide Licensor prior written notice thereof, specifying in Licensee’s notice the scope and location of the desired alteration(s) as necessary to enable Licensor to formulate a judgment as to the effect such alteration(s) would have upon the building and its systems, and Licensor’s use of, and operation within, that portion of the Premises not constituting the License Area (the “Retained Space”), except that, subject to approval of the related landlord if required by the related Lease, Licensor approves the installation of information systems cabling, electrical distribution circuitry and finishes appurtenant thereto. Licensor shall not have any consent rights to such alteration, except Licensor may refuse to allow such alteration if in Licensor’s reasonable judgment such alteration would materially adversely affect Licensor’s use of the Retained Space.

(iii)	Any costs associated with making such alterations, including, but limited to, construction or increased operating costs shall be borne by Licensee.

12. Default. If either party defaults in the performance of any of its obligations hereunder with respect to a License Area or the License Areas and such default continues for more than fifteen(15) days in the case of a monetary default with respect to a License Area, thirty (30) days with respect to any other monetary default hereunder, and thirty (30) days in the case of a nonmonetary default, in all cases after receipt of written notice from the nondefaulting party (except that if such nonmonetary default cannot be reasonably cured with the exercise of reasonable diligence during said 30-day period, such period shall be extended for reasonable additional time, provided that the defaulting party has commenced to cure such default within the 30-day period and proceeds diligently thereafter to effect such cure), the nondefaulting party shall have the right to terminate the License herein granted with respect to the applicable License Area and pursue any other remedies available at law or in equity, except as limited in paragraph 14 hereof. Notwithstanding anything to the contrary herein, Licensee shall not be in default under this License Agreement if Licensee’s failure to comply with a requirement of this License Agreement is due solely to Licensor’s failure to provide a service required of Licensor under another agreement between Licensor and Licensee.

13. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LICENSE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY PUNITIVE, INDIRECT, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING LOSS OF GOODWILL OR LOSS OF PROFITS.

14. Notices.

(a) Any notice, demand or request under this License Agreement shall be in writing, shall be addressed as hereinafter provided and delivered by registered or certified mail (return receipt requested) which is delivered by reputable overnight commercial carrier (e.g., Federal Express) or hand-delivered and shall be deemed effective upon receipt. Any notice, demand or request by Licensor to Licensee shall be addressed to Licensee at its address stated in the preamble hereto,

In the case of Licensor:

EMC Corporation

228 South Street

Hopkinton, Massachusetts 01748

Attention: Vice President, Global Real Estate and Facilities

And to:

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

Attention: Office of the General Counsel

In the case of Licensee:

VMware, Inc.

3401 Hillview Drive

Palo Alto, California 94304

Attention: Global Real Estate Manager

And to:

VMware, Inc.

3401 Hillview Drive

Palo Alto, California 94304

Attention: Legal Department

(b) Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, demand or request sent.

15. Quiet Enjoyment. Licensor covenants and agrees that, so long as Licensee shall pay the License Fee as and when due and shall otherwise fully, faithfully and timely observe and perform within applicable notice and cure periods the agreements, covenants and conditions of this License Agreement on its part to be observed and performed with respect to the related License Area, Licensee shall and may peaceably and quietly have, hold and enjoy the related License Area for the related License Period, as same may be extended, without disturbance, hindrance, ejection or molestation by or from Licensor (subject, however, to the provisions hereof) or any one claiming by, through or under Licensor.

16. Waiver of Claims. As to the period from and after the Commencement Date, notwithstanding anything to the contrary herein, each party hereto waives all claims against the other party, its agents and employees for damage to property sustained by the waiving party resulting from damage to the License Areas or the Premises, as the case may be, its fixtures or any of the waiving party’s personal property, or resulting directly or indirectly from any act or omission of the other party. This section 16 shall apply especially, but not exclusively, to damage caused by roof leakage, refrigerators, sprinkling devices, air conditioning apparatus, water, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply whether any such damage results from the act or omission of Licensor or of any other person, and whether such damage be caused or result from anything above mentioned or referred to, or be of a different nature. All property belonging to the waiving party or any occupant of the License Areas or the Premises, as the case may be, shall be there at the risk of the waiving party or such other occupant only, and the other party shall not be liable for damage thereto or theft or misappropriation thereof. The waiving party (and any such occupant) shall look to any insurance coverage that it may have for recovery of any loss or damage to property that such waiving party or such occupant may sustain.

17. Surrender. On the related expiration dates or sooner termination of the License with respect to the related License Area, Licensee, if requested by Licensor or required by the restoration terms of the related Lease which would be applicable to the related License Area in the event of the expiration or sooner termination of the related Lease, shall restore the related portion of the License Area to the condition existing on the Commencement Date insofar as the installations and alterations were made by or on behalf of Licensee, ordinary wear and tear, fire and other casualty excepted (or if not so requested by Licensor, shall restore the related License Area only insofar as installations and alterations were made by or on behalf of Licensee (or any assignee or sub-licensee of Licensee), to the condition required by such restoration provisions of the related Lease)

and otherwise comply with the surrender provisions of the Lease to the extent applicable to the License Area. Notwithstanding anything to the contrary contained herein, in no event shall Licensee have any obligation to restore a License Area to the condition such space was in on the Commencement Date to the extent such restoration related to an alteration which was made to such space prior to the Commencement Date.

18. Subordination. The License granted herein is subject and subordinate to all ground and underlying leases affecting the real property of which the License Areas form a part and to all mortgages which may now or hereafter affect such leases or such real property.

19. Warranties. EXCEPT AS SET FORTH IN THIS LICENSE AGREEMENT, THE PARTIES DO NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS LICENSE AGREEMENT, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

20. Inability To Perform. Neither party shall be responsible for delays in the performance of its obligations caused by events beyond that party’s reasonable control, including, but not limited to, acts of God.

21. Good Faith. The License Areas are of such configuration and is not of such size as to justify, in either case, in the opinion of the parties, entering into formal leases and/or subleases covering each of the License Area. The parties have therefore entered into this License Agreement which, the parties recognize, is not dispositive of all matters and issues that may arise during the License Period with respect to the License Area. As and when issues and matters arise during the course of the License Period that are not definitively controlled by the provisions of this License Agreement or the related lease, the parties shall act reasonably and in good faith endeavor to adjust and resolve such issues and matters.

22. No Contact With Landlord. Licensee shall not, directly or indirectly, communicate with or have contact of any kind with any landlord under the Leases with respect to the License Area or landlord services or repairs or maintenance to be provided to the License Area or with regard to the Premises (the only exception to the foregoing being if Licensee shall wish to lease space in a building a part of the Premises is located in) the intention hereof being that any communications or contact regarding any of the foregoing (except with regard to a separate leasing of space in such building by Licensee) shall be made solely to Licensor.

23. Landlord’s Responsibilities. Licensee recognizes that Licensor is not in a position to furnish the services set forth in the Leases, obtain an agreement of nondisturbance, or to perform certain other obligations which are not within the control of Licensor. If Licensor institutes an enforcement action to compel a landlord under a Lease to perform its obligations with respect not only to the License Area but also with respect to other portions of the Premises, the reasonable costs and expenses of such enforcement action shall be equitably apportioned so that, insofar as can be practically determined, each party shall bear its allocable share of such costs and expenses.

24. Signage. Subject to the related Lease, (i) Licensor shall permit Licensee to install wall signs (whose size, composition and content shall be subject to Licensor’s prior approval, which approval shall not be unreasonably withheld) in the Premises in on which the License Area is located (including the lobbies of such Premises) , and (ii) Licensor shall afford Licensee its pro rata share (based on the ratio of Licensee employees to the sum of Licensor (including any affiliate and subsidiary but excluding Licensee) and Licensee employees at the Premises covered by the related Lease) of the listings on, if any, the directory board of the License Area building afforded Licensor pursuant to the related Lease. At Licensee’s request, Licensor shall reasonably cooperate with Licensee (at no cost to Licensor) to request the applicable landlord’s consent to the installation of any sign, permitted under the Lease but for which landlord’s consent is required before installing.

25. Parking. For each License Area (subject to the terms of the related Lease covering the License Area), Licensee shall have nonexclusive access to the parking spaces allocated to Licensor under the terms of the related Lease. License shall have access to the parking area to the same extent Licensor has access to the parking area under the related Lease. Licensor shall, at Licensee’s request, reasonably cooperate with Licensee (at no cost to Licensor) to request the applicable landlord to enable Licensee to obtain additional parking permits to the extent required by Licensee. If Licensor is charged for parking under any or all of the Leases, Licensor and Licensee shall determine an equitable allocation of such parking charges. If Licensor has entered into an agreement with a landlord for the provision of parking spaces in addition to the spaces allocated under a Lease (at additional cost to Licensor), Licensor shall be entitled to use all of such additional spaces.

26. Miscellaneous.

(a) Counterparts. This License Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

(b) Governing Law. This License Agreement shall, with respect to the License Area, be governed by and construed in accordance with the laws of the particular area in which the related License Area is located.

(c) Section Headings. The section titles herein are for convenience only and do not define, limit or construe the contents of such sections.

(d) Attachments and Exhibits. All attachments and exhibits to this License Agreement are hereby made a part hereof as if fully set out herein.

(e) Severability. If any provision or provisions in this License Agreement is/are found to be in violation of any law or otherwise unenforceable, all other provisions will remain unaffected and in full force and effect.

(f) Site Specific Agreements. The parties shall execute or cause their applicable subsidiaries to execute any additional agreements as may be reasonably necessary to effectuate the intent of this License Agreement.

(g) Subsidiaries. If any of the Premises are leased by a subsidiary of Licensor, (a) Licensor shall cause its subsidiary to license the applicable License Area to Licensee and to perform all of the requirements of Licensor hereunder as to such Premises, (b) such subsidiary may exercise the rights of Licensor hereunder as to such Premises and (c) references herein to Licensor shall mean Licensor’s subsidiary as to such Premises. In addition, if any of the Premises are currently occupied by a subsidiary of Licensee, (i) Licensee’s subsidiary shall have the right to occupy such License Area and exercise the rights of Licensee hereunder as to such Premises, (ii) Licensee shall cause its subsidiary to perform all of the obligations of Licensee hereunder as to such License Area and (iii) references herein to Licensee shall mean Licensee’s subsidiary as to such License Area.

(h) Other. Time is of the essence with respect to the performance of every provision of this License Agreement in which time of performance is a factor. When a party is required to do something by this License Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Whenever one party’s consent or approval is required to be given as a condition to the other party’s right to take any action pursuant to this License Agreement, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld or delayed. This License Agreement may be executed in counterparts. Any executed copy of this License Agreement shall be deemed an original for all purposes

27. Nonliability. Licensor and Licensee agree that neither their respective directors, officers, employees, shareholders nor any of their respective agents shall have any personal obligation hereunder, and that Licensor and Licensee shall not seek to assert any claim or enforce any of their rights hereunder against such directors, officers, employees, shareholders or agents.

28. Binding Effect. This License Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be modified except by an express written agreement signed by duly authorized representative of both parties.

29. Cooperation. Should the parties desire to license, sublease, or enter into any other office sharing agreement with each other for spaces and locations not set forth on Schedule [X], or to renew any license and consequently the related underlying Lease for any space or location set forth o Schedule [X], then the parties agree to cooperate with each other and to provide reasonable assistance to each other in identifying new spaces and entering into new leases, subleases, or other agreements, as applicable, with landlords and other related third parties as well as to cooperate and work with one another to reach mutually acceptable terms and provisions for any license, sublease or related agreement between each other. Without limiting any of the obligations herein, for any new lease, sublease, license or similar agreement between each other, the parties have decided to memorialize and be bound by the following terms:

(a) The party entering into a new lease with a landlord, owner, or other third party shall be responsible for paying the security deposit, as applicable, associated with entering into such agreement.

(b) Licensee shall not make any material alterations or construct any material improvements to any space without the consent of Licensor, such consent to be determined in Licensor’s sole discretion.

(c) Within nine (9) months (or such longer period as may be required under a Lease) prior to the expiration of any Lease or any new lease not set forth on Schedule [X] entered into by either party and which the leased space is shared with or licensed to the other, each party agrees (i) to notify the other whether it intends to continue sharing the space and (ii) to cooperate in determining which party, if any, shall renew such lease.

(d) If Licensor enters into a lease, sublease, or any similar agreement to use and occupy any space, and such space shall be used primarily by Licensee, and Licensor shall not in any material respect occupy the space, then Licensee shall reimburse Licensor for all actual out of pocket expenses incurred by Licensor in connection with entering into the agreement and complying with the terms thereof. To the extent both parties occupy the space, the calculation of any license fee, rent or payment of a similar nature shall be determined using the formula for the License Fee set forth in Section 3.

This provision shall survive the Term of this License Agreement.

IN WITNESS WHEREOF, the parties have duly executed this License Agreement as of the date first above written

LICENSOR:

EMC Corporation,

a Massachusetts corporation

By:  ___________________________

        Name:

        Title:

LICENSEE:

VMware, Inc., a Delaware corporation

By:  ___________________________

        Name:

        Title:

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